UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): October 31, 1998


                               FACTUAL DATA CORP.
             (Exact name of registrant as specified in its charter)


           Colorado                  0-24205                    84-1449911
 ----------------------------   ----------------             ------------------
 (State or other jurisdiction   (Commission File             (I.R.S. Employer
     of incorporation or             Number)                 Identification No.)


                              5200 Hahns Peak Drive
                          Fort Collins, Colorado 80538
                    ---------------------------------------
                    (Address of principal executive offices)



                                 (970) 663-5700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On October 31, 1998, Factual Data Corp. (the "Company") closed its acquisition of the assets of ARI of Minnetonka, Inc., a Minnesota corporation ("ARI"), pursuant to an Asset Purchase Agreement (the "Agreement") executed and effective October 31, 1998. The Company and its franchisees and licensees provide information services, including mortgage credit reports, to mortgage and consumer lenders, employment screening services ("EMPfacts") and credit and tenant screening services ("QUICKpeek Tenant").

Pursuant to the Agreement, the Company acquired the fixed assets, customer lists, client agreements, contract rights, intellectual property rights to trade names and computer software, personnel files, books and records, deposits, prepaid assets and the goodwill of ARI in exchange for $385,000 cash and a $385,000 promissory note payable in eight equal quarterly installments commencing January 1, 1999. In connection with the purchase, the Company entered into two-year non-competition agreements with Mark Anderson, the controlling shareholder of ARI and Jeffrey Anderson, an employee.



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements - none required.

(b)  Pro forma financial statements - none required.

(c)  Exhibits.

     2.1 Asset Purchase Agreement between Factual Data Corp. and ARI of Minnetonka, Inc., dated as of October 31, 1998.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FACTUAL DATA CORP.



Date:  November 13, 1998            By: /s/Jerald H. Donnan
                                       --------------------------------
                                       Jerald H. Donnan,
                                       Chief Executive Officer


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